Exhibit 10.3

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of June 15, 2020 (this “Limited Guarantee”), by Mr. Jie Han (the “Guarantor”), in favor of China XD Plastics Company Limited, a Nevada corporation (the “Guaranteed Party”). Reference is hereby made to that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among the Guaranteed Party, Faith Dawn Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Parent”), and Faith Horizon Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

1.                  LIMITED GUARANTEE.

(a)               The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party, subject to the terms and conditions set forth herein, but only up to the Maximum Amount (as defined below), 100% of Parent’s obligation (i) to pay to the Guaranteed Party the Parent Termination Fee if and when required pursuant to Section 9.3(b) of the Merger Agreement, plus (ii) the reimbursement obligations pursuant to Section 7.7(b) and Section 9.3(c) of the Merger Agreement (collectively, the “Guaranteed Obligation”), plus (iii) all costs and expenses (including attorney’s fees and expenses) reasonably incurred by the Company in connection with the enforcement of its rights under Section 10.11 (Specific Performance) of the Merger Agreement that results in a judgement against Parent, Merger Sub, the Rollover Stockholders or the Guarantor; provided that in no event shall the Guarantor’s aggregate liability under this Limited Guarantee exceed US$2,100,000 (the “Maximum Amount”), it being understood that this Limited Guarantee may not be enforced against the Guarantor without giving effect to the Maximum Amount (and to the provisions of Section 8 and Section 9). The Guaranteed Party hereby agrees that in no event shall the Guarantor be required to pay to any Person under, in respect of, or in connection with, this Limited Guarantee, an amount in excess of the Maximum Amount, and that the Guarantor shall not have any obligation or liability to the Guaranteed Party relating to, arising out of or in connection with, this Limited Guarantee, the Equity Commitment Letter, the Support Agreement or the Merger Agreement other than as expressly set forth herein. This Limited Guarantee may be enforced for the payment of money only. All payments hereunder shall be made in lawful money of the United States, or other currencies if otherwise agreed by the parties hereto, in immediately available funds.

(b)               All payments made by the Guarantor pursuant to this Limited Guarantee shall be free and clear of any deduction, offset, defense, claim or counterclaim of any kind.

(c)               The Guarantor agrees to pay on demand all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder in the event that (i) the Guarantor asserts in any arbitration, litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms and the Guaranteed Party prevails in such arbitration, litigation or other proceeding or (ii) the Guarantor fails or refuses to make any payment to the Guaranteed Party hereunder when due and payable and it is determined judicially or by arbitration that the Guarantor is required to make such payment hereunder.

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2.                  NATURE OF GUARANTEE.

The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. Subject to the terms hereof, the Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub (except where this Limited Guarantee is terminated in accordance with Section 8). In the event that any payment to the Guaranteed Party in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made by the Guarantor. This Limited Guarantee is an unconditional guarantee of payment and not of collection. This Limited Guarantee is a primary obligation of the Guarantor and is not merely the creation of a surety relationship, and the Guaranteed Party shall not be required to proceed against Parent or Merger Sub first before proceeding against the Guarantor hereunder regardless whether Parent or Merger Sub is joined in any such proceeding.

3.                  CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.

(a)               The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with Parent and/or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent or Merger Sub without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee.

(b)               The Guarantor agrees that his obligations hereunder shall not be released or discharged (except in the case where this Limited Guarantee is terminated in accordance with Section 8), in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub, (ii) any change in the time, place or manner of payment of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations (in each case, except in the event of any amendment to the circumstances under which the Guaranteed Obligations are payable), (iii) any legal or equitable discharge or release (other than a discharge or release as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent and/or Merger Sub with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent and/or Merger Sub under the Merger Agreement) of any Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the Transactions, (iv) any change in the corporate existence, structure or ownership of Parent or Merger Sub now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the Transactions, (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the Transactions, (vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent or Merger Sub or the Guaranteed Party, whether in connection with the Guaranteed Obligations or otherwise, (vii) the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Guaranteed Obligations, (viii) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the Transactions, to or from this Limited Guarantee, the Merger Agreement, the Equity Commitment Letter, the Support Agreement or any related agreement or document, (ix) any change in the applicable Law of any jurisdiction, (x) any present or future action of any Governmental Entity amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Parent or Merger Sub under the Merger Agreement or of the Guarantor under this Limited Guarantee, or (xi) any other act or omission that might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor.

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(c)               To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law that would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any of the Guaranteed Obligations incurred and all other notices of any kind (other than notices to Parent and/or Merger Sub pursuant to the Merger Agreement), all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub, and all suretyship defenses generally. Notwithstanding anything to the contrary contained in this Limited Guarantee or otherwise, the Guaranteed Party hereby agrees that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guarantee, any claim, set-off, deduction, defense or release that (i) Parent or Merger Sub could assert against the Guaranteed Party under the terms of the Merger Agreement or (ii) the Guarantor could assert based on breach by the Guaranteed Party of this Limited Guarantee.

(d)               To the fullest extent permitted by applicable Law, the Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee (subject to the Maximum Amount) or any other agreement in connection therewith, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Limited Guarantee shall have been paid in full in immediately available funds. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of the Guaranteed Obligations and all other amounts payable under this Limited Guarantee (subject to the Maximum Amount), such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Limited Guarantee, whether matured or unmatured, or to be held as collateral for the Guaranteed Obligations or other amounts payable under this Limited Guarantee thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guarantee (but subject to Section 3(a) and Section 3(b)), the Guaranteed Party hereby agrees that to the extent Parent and Merger Sub are relieved of any of their obligations under the Merger Agreement, the Guarantor shall be similarly relieved of his corresponding obligations under this Limited Guarantee solely in respect of such relieved obligations, provided, that for the avoidance of doubt, this shall not apply to the extent that Parent and Merger Sub are relived for their obligations solely as a result of any order entered in any insolvency, bankruptcy, reorganization, dissolution, receivership or other similar proceeding affecting Parent and Merger Sub.

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(e)               The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

4.                  NO WAIVER; CUMULATIVE RIGHTS.

No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreements shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent or Merger Sub liable for any of the Guaranteed Obligations prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Guaranteed Party.

5.                  REPRESENTATIONS AND WARRANTIES.

The Guarantor hereby represents and warrants that:

(a)               he has (and will continue to have) the requisite capacity and authority to execute and deliver this Limited Guarantee and to fulfill, to perform his obligations hereunder and to consummate the transactions contemplated hereby;

(b)               the execution, delivery and performance of this Limited Guarantee do not contravene any Law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or his assets or properties;

(c)               except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor’s performance of his obligations hereunder in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with; and

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(d)               assuming due execution and delivery of this Limited Guarantee and the Merger Agreement by the Guaranteed Party, this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at Law);

(e)               the Guarantor has the financial capacity to pay and perform his obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill his obligations under this Limited Guarantee shall be available to the Guarantor for so long as this Limited Guarantee shall remain in effect.

6.                  NO ASSIGNMENT.

Neither the Guarantor nor the Guaranteed Party may assign or delegate (except by operation of Law, merger, consolidation or otherwise) its or his rights, interests or obligations hereunder to any other person, in whole or in part, without the prior written consent of the other party hereto; provided that any such assignment or delegation shall not relieve the Guarantor of his obligations hereunder to the extent not performed by such assignee. Any assignment or delegation in violation of this Section 6 shall be null and void and of no force and effect.

7.                  NOTICES.

All notices, requests, claims, demands and other communications hereunder shall be given by the means specified in the Merger Agreement (and shall be deemed given as specified therein), as follows:

if to the Guarantor:

Jie Han

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,

Harbin Development Zone,

Heilongjiang Province, P. R. China

Attention: Jie Han

Email: chinaxd@chinaxd.net

with a copy to (which shall not constitute notice):

Ke Geng, Esq.

Nima Amini, Esq.

O’Melveny & Myers LLP

Yin Tai Center, Office Tower, 37th Floor

No. 2 Jianguomenwai Ave

Chao Yang District

Beijing, 100022

People’s Republic of China

Facsimile: +86-10-6563-4201

Email: kgeng@omm.com; namini@omm.com

If to the Guaranteed Party, as provided in the Merger Agreement.

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8.                  CONTINUING GUARANTEE.

(a)               This Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor, his successors and assigns until the earliest to occur of (i) all of the Guaranteed Obligations (subject to the Maximum Amount) payable under this Limited Guarantee having been paid in full by the Guarantor, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms under circumstances in which none of the Guaranteed Obligations are payable and (iv) one year after any termination of the Merger Agreement in accordance with its terms under circumstances in which Parent and Merger Sub would be obligated to pay the Parent Termination Fee under Section 9.3(b) of the Merger Agreement if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantor by such day; provided that if the Guaranteed Party has presented such claim to the Guarantor by such date, this Limited Guarantee shall terminate upon the date such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 10. The Guarantor shall have no further obligations under this Limited Guarantee following termination in accordance with this Section 8.

(b)               Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its Affiliates asserts in any litigation or other proceeding relating to this Limited Guarantee (i) that the provisions of Section 1 limiting the Guarantor’s maximum aggregate liability to the Maximum Amount or that the provisions of Sections 8, 9, 10, 12, 13 or the last sentences of Section 3(c) or Section 3(d) are illegal, invalid or unenforceable in whole or in part, (ii) that the Guarantor is liable in excess of or to a greater extent than the Guaranteed Obligations or the Maximum Amount, or (iii) any theory of liability against the Guarantor or any Non-Recourse Parties (as defined below) with respect to the Merger Agreement, the Equity Commitment Letter, the Support Agreement or the Transactions or the liability of the Guarantor under this Limited Guarantee (as limited by the provisions hereof, including Section 1), other than the Retained Claims (as defined below), then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and shall thereupon be null and void, (y) if the Guarantor has previously made any payments under this Limited Guarantee, he shall be entitled to recover such payments from the Guaranteed Party, and (z) neither the Guarantor nor any Non-Recourse Parties shall have any liability whatsoever (whether at Law or in equity, whether sounding in contract, tort, statute or otherwise) to the Guaranteed Party or any of its Affiliates with respect to the Merger Agreement, the Equity Commitment Letter, the Support Agreement, the Transactions, this Limited Guarantee or any other agreement or instrument delivered in connection with this Limited Guarantee or the Merger Agreement (including the Equity Commitment Letter and the Support Agreement); provided, that if the Guarantor asserts in any litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, then, to the extent the Guaranteed Party prevails in such litigation or proceeding, the Guarantor shall pay on demand all reasonable fees and expenses of the Guaranteed Party in connection with such litigation or proceeding.

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9.                  NO RECOURSE.

(a)               Notwithstanding anything to the contrary that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party agrees and acknowledges that (x) no person other than the Guarantor has any obligations hereunder, (y) the Guaranteed Party has no right of recovery under this Limited Guarantee or in any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, advisors, representatives, Affiliates (other than any assignee under Section 6), members, managers, or general or limited partners of any of the Guarantor, Parent, or Merger Sub, or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than any assignee under Section 6), agent, advisor, or representative of any of the foregoing (each a “Non-Recourse Party”), through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited partnership or limited liability company) veil, by or through theories of agency, alter ego, unfairness, undercapitalization or single business enterprise, by or through a claim by or on behalf of Parent and/or Merger Sub against any Non-Recourse Party (including any claim to enforce the Equity Commitment Letter or the Support Agreement), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for Retained Claims and (z) the only rights of recovery and claims that the Guaranteed Party has in respect of the Merger Agreement or the Transactions are its rights to recover from, and assert claims against, (i) Parent and Merger Sub under and in accordance with the Merger Agreement, (ii) the Guarantor (but not any Non-Recourse Party) under and to the extent expressly provided in this Limited Guarantee (subject to the Maximum Amount and the other limitations described herein), and (iii) the Guarantor upon exercise of the Guaranteed Party’s third party beneficiary rights under and in accordance with the Equity Commitment Letter, or the Support Agreement (claims under (i), (ii), and (iii) collectively, the “Retained Claims”).

(b)               The Guaranteed Party acknowledges the separate corporate existence of Parent and Merger Sub and acknowledges and agrees that Parent and Merger Sub have no assets other than certain contract rights and cash in a de minimis amount and that no additional funds are expected to be contributed to Parent or Merger Sub unless and until the Closing occurs.

(c)               Other than as expressly provided under the Merger Agreement, Section 12(k) of the Support Agreement and Section 4 and Section 6 of the Equity Commitment Letter, recourse against the Guarantor under and pursuant to the terms of this Limited Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its Affiliates against the Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, this Limited Guarantee, the Merger Agreement, the Equity Commitment Letter, the Support Agreement or the Transactions, including by piercing of the corporate (or limited partnership or limited liability company) veil, or by a claim by or on behalf of Parent or Merger Sub. The Guaranteed Party hereby covenants and agrees that, other than with respect to the Retained Claims, it shall not, and it shall cause its Affiliates not to, institute any proceeding or bring any claim in any way under, in connection with or in any manner related to the Transactions (whether at Law or in equity, whether sounding in contract, tort, statute or otherwise) against any Non-Recourse Party. No person other than the Guarantor, the Guaranteed Party and the Non-Recourse Parties shall have any rights or remedies under, in connection with or in any manner related to this Limited Guarantee or the transactions contemplated hereby. Nothing set forth in this Limited Guarantee shall confer or give or shall be construed to confer or give to any person other than the Guaranteed Party (including any person acting in a representative capacity) any rights or remedies against any person including the Guarantor, except as expressly set forth herein. For the avoidance of doubt, none of the Guarantor, Parent, Merger Sub or their respective successors and assigns under the Merger Agreement, the Equity Commitment Letter, this Limited Guarantee shall be Non-Recourse Parties.

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10.              GOVERNING LAW; DISPUTE RESOLUTION.

(a)               This Limited Guarantee shall be interpreted, construed and governed by and in accordance with the Laws of the State of Nevada applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. All claims, actions, suits and arising out of or relating to this Limited Guarantee shall be brought and determined in the Court of the State of Nevada located in Clark County, Nevada or, only if the Court of the State of Nevada located in Clark County, Nevada declines to accept or does not have jurisdiction over a particular matter, any court of the United States or any state court located in the State of Nevada (and each such party shall not bring any Legal Proceeding arising out of or relating to this Limited Guarantee in any court other than the aforesaid courts), and each of the parties hereto hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Legal Proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such Legal Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Legal Proceeding is improper and (z) this Limited Guarantee or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b)               EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(b).

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11.              COUNTERPARTS.

This Limited Guarantee may be executed in any number of counterparts (including by e-mail of PDF or scanned versions or facsimile), each such counterpart when executed being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

12.              NO THIRD PARTY BENEFICIARIES.

Except as provided in Section 9, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein.

13.              SPECIFIC PERFORMANCE.

The parties hereto agree that irreparable damages would occur in the event any provision of this Limited Guarantee were not performed in accordance with the terms hereof by the parties and that money damages or other legal remedies would not be an adequate remedy for such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach by the Guarantor, the Guaranteed Party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Limited Guarantee, in addition to any other remedy at Law or equity. The Guarantor (i) waives any defenses in any action for an injunction or other appropriate form of specific performance or equitable relief, including the defense that a remedy at Law would be adequate and (ii) waives any requirement under any Law to post a bond or other security as a prerequisite to obtaining an injunction or other appropriate form of specific performance or equitable relief.

14.              MISCELLANEOUS.

(a)               This Limited Guarantee, together with the Merger Agreement (including any schedules, exhibits and annexes thereto and any other documents and instruments referred to thereunder, including the Equity Commitment Letter and the Support Agreement) contains the entire agreement between the parties relative to the subject matter hereof and supersedes all prior agreements and undertakings between the parties with respect to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

(b)               Any term or provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount and the provisions of Sections 8 and 9 and this Section 14(b).

(c)               The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee. When a reference is made in this Limited Guarantee to a Section, such reference shall be to a Section of this Limited Guarantee unless otherwise indicated. The word “including” and words of similar import when used in this Limited Guarantee will mean “including, without limitation,” unless otherwise specified.

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(d)               Each of the parties hereto acknowledges that each party and its respective counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Limited Guarantee as of the date first written above by its director or officer thereunto duly authorized.

GUARANTOR

JIE HAN

By: /s/ Jie Han

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IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY

China XD Plastics Company Limited

By: /s/ Taylor Zhang
Name: Taylor Zhang
Title: Chief Financial Officer

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